UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                November 4, 2005

                               PLIANT CORPORATION
        -----------------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)

          Utah                         333-40067               87-0496065
  --------------------------    ------------------------  ----------------------
     (State or Other            (Commission File Number)      (IRS Employer
Jurisdiction of Incorporation)                            Identification Number)

                         1475 Woodfield Road, Suite 700
                              Schaumburg, IL 60173
               (Address of Principal Executive Offices) (Zip Code)

                                 (847) 969-3300
              (Registrant's telephone number, including area code)

                                      N.A.
          (Former Name or Former Address if Changed Since Last Report)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     |_|  Written communications pursuant to Rule 425 under the Securities Act

     |_|  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On November 4, 2005, Pliant Corporation entered into a First Supplemental Indenture with respect to each of the Indentures, dated May 31, 2000 and April 10, 2002, among Pliant Corporation, certain subsidiaries of Pliant Corporation and The Bank of New York, as trustee, governing Pliant Corporation's 13% Senior Subordinated Notes. The Indentures were amended to increase the amount of indebtedness permitted to be incurred thereunder by $25 million, which additional indebtedness may be senior to the 13% Senior Subordinated Notes. The amendments were approved by holders of approximately 56.80% of the 13% Senior
Subordinated Notes issued in 2000 and approximately 69.92% of the 13% Senior Subordinated Notes issued in 2002.

On November 7, 2005, Pliant Corporation entered into an Amendment and Waiver No. 5 with respect to the Credit Agreement dated as of February 17, 2004, as previously amended, among Pliant Corporation, certain of its subsidiaries, Credit Suisse, Cayman Branch, as Administrative Agent, General Electric Capital Corporation, as Collateral Agent and JPMorgan Chase Bank, N.A., as Syndication Agent, pursuant to which amendment and waiver the lenders parties to the Credit Agreement agreed, for the period from November 4, 2005 to November 21, 2005, to increase their aggregate maximum commitments to make loans and provide letters of credit from $100 million to $105 million and, for the period from September 30, 2005 to November 29, 2005, to waive the applicability of a fixed charge coverage ratio that could otherwise limit the aggregate maximum amount of availability for loans and letters of credit. The amendment and waiver also provides that the aggregate maximum amount of availability during the period commencing upon the effectiveness of the amendment and waiver and ending November 29, 2005 shall not exceed the borrowing base minus $15 million.

JPMorgan Chase Bank, N.A. is an affiliate of Southwest Industrial Films, LLC, which owns approximately 55% of our outstanding common stock and currently has the right under a stockholders' agreement to appoint four of our directors, and of Flexible Films, LLC, which, together with affiliates, owns approximately 59% of our outstanding preferred stock. Southwest Industrial Films, LLC and Flexible Films, LLC are subsidiaries of J.P. Morgan Partners (BHCA), L.P. Timothy J. Walsh and Jeffrey Walker, who serve on our board of directors, are partners of J.P. Morgan Partners, LLC and Stephen McKenna, who also serves on our board of directors, is a principal of J.P. Morgan Partners, LLC. J.P. Morgan Partners, LLC serves as investment advisor to J.P. Morgan Partners (BHCA), L.P. and JPMP Capital Corp. JPMP Capital Corp. is a subsidiary of JPMorgan Chase & Co. and is the general partner of JPMP Master Fund Manager, L.P., which is the general partner of J.P. Morgan Partners (BHCA) L.P. Messrs. Walsh and Walker are executive officers of JPMP Capital Corp. and limited partners of JPMP Master Fund Manager, L.P.



ITEM 3.03 MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS

On November 4, 2005, Pliant Corporation entered into a First Supplemental Indenture with respect to each of the Indentures, dated May 31, 2000 and April 10, 2002, among Pliant Corporation, certain subsidiaries of Pliant Corporation and The Bank of New York, as trustee, governing Pliant Corporation's 13% Senior Subordinated Notes. The Indentures were amended to increase the amount of indebtedness permitted to be incurred thereunder by $25 million, which additional indebtedness may be senior to the 13% Senior Subordinated Notes. The amendments were approved by holders of approximately 56.80% of the 13% Senior
Subordinated Notes issued in 2000 and approximately 69.92% of the 13% Senior Subordinated Notes issued in 2002.

ITEM 9.01. FINANCIAL STATEMENT AND EXHIBITS

(c)  The following items are included as Exhibits to this report:

4.1 First Supplemental Indenture, dated as of November 4, 2005, among Pliant Corporation, as issuer, certain subsidiaries of Pliant Corporation, as guarantors, and The Bank of New York, as trustee, amending the Indenture, dated May 31, 2000, among such parties with respect to Pliant Corporation's 13% Senior Subordinated Notes.

4.2 First Supplemental Indenture, dated as of November 4, 2005, among Pliant Corporation, as issuer, certain subsidiaries of Pliant Corporation, as guarantors, and The Bank of New York, as trustee, amending the Indenture, dated April 10, 2002, among such parties with respect to Pliant Corporation's 13% Senior Subordinated Notes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               PLIANT CORPORATION

Date:  November  10, 2005                      By:  /s/ Joseph Kwederis
                                                   -----------------------------
                                               Joseph Kwederis
                                               Senior Vice President and Chief
                                               Financial Officer